UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2008

APPLIED WELLNESS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-32321	88-0440989
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7710 Balboa Ave, Suite 323, San Diego, CA		92111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	866-522-5262

New Life Scientific, Inc.
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2008, James W. Fuller and Peter Umbrianna, Jr. were appointed to the board of directors of New Life Scientific, Inc. (the “Company”).

On March 24, 2008, Henry Val resigned as the Chief Executive Officer of the corporation. His role as Chief Executive Officer will be taken over by Dr. Richard Amy, who currently serves as the corporation’s president.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws, Change in Fiscal Year

Effective March 24, 2008, the Company effected a 1 for 50 reverse stock split of all outstanding shares. The Company also changed its corporate name from New Life Scientific Inc, to Applied Wellness Corporation.

Item 9.01	Financial Statements and Exhibits with an Exhibit List

99.1.	Resignation letter of Henry Val

99.2.	Certificate of Amendment of Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 25, 2008	Applied Wellness Corporation.

	By:	/s/ Richard Amy
Richard Amy
Chief Executive Officer